Exhibit 99.1

For Immediate Release

Beasley Broadcast Group Announces Settlement of Previously Announced Exchange Offer and Tender Offer

NAPLES, Florida, May 1, 2026 – Beasley Broadcast Group, Inc. (Nasdaq: BBGI) (the “Company”), a multi-platform media company, today announced the settlement of its previously announced offers (the “Offers”) including (i) an exchange offer (the “Exchange Offer”) of the Company’s existing 9.200% Senior Secured Second Lien Notes due 2028 (the “Existing Second Lien Notes”), (ii) an offer to purchase for cash up to $15,899,000 aggregate principal amount of 11.000% Senior Secured First Lien Notes due 2028 (the “Existing First Lien Notes” and, together with the Existing Second Lien Notes, the “Existing Notes”) at a purchase price of 100.0% of the par value thereof, plus accrued and unpaid interest (the “Tender Offer”) and (iii) the solicitation of consents (the “Consent Solicitations”) of the terms and conditions set forth in the Confidential Offering Memorandum and Solicitation Statement (the “Exchange Offer Memorandum”).

Holders of approximately $184,056,000 aggregate principal amount of Existing Second Lien Notes participated in the Exchange Offer, exchanging their Existing Second Lien Notes into $98,475,254 aggregate principal amount of 2027 PIK Notes.

On March 30, 2026, the Company completed the purchase of $15.9 million aggregate principal amount of Existing First Lien Notes pursuant to the Tender Offer, and $15.0 million aggregate principal amount of Existing First Lien Notes remain outstanding.

Holders (the “Supporting Holders”) of approximately 98.7% of the Existing First Lien Notes and 76.5% of the Existing Second Lien Notes previously entered into an amended and restated transaction support agreement to support the Offers, subject to certain customary conditions, including a minimum participation condition (the “TSA Minimum Participation Condition”) requiring 100% of holders of Existing Second Lien Notes to participate in the Exchange Offer. The Supporting Holder of the Existing Second Lien Notes waived the TSA Minimum Participation Condition on April 28, 2026.

Latham & Watkins LLP served as legal counsel to the Company. Guggenheim Securities, LLC acted as financial advisor to the Company.

About Beasley Broadcast Group

The Company is a multi-platform media company whose primary business is operating radio stations throughout the United States. The Company offers local and national advertisers integrated marketing solutions across audio, digital and event platforms. The Company owns and operates stations in the following markets: Augusta, GA, Boston, MA, Charlotte, NC, Detroit, MI, Fayetteville, NC, Las Vegas, NV, Middlesex, NJ, Monmouth, NJ, Morristown, NJ, Philadelphia, PA and Tampa-Saint Petersburg, FL.

Contact

Joseph Jaffoni, Jennifer Neuman, JCIR

(212) 835-8500

bbgi@jcir.com

Heidi Raphael, BBGI

(239) 263-5000

Note Regarding Forward-Looking Statements

This release contains “forward-looking statements” about the Company, which relate to future, not past, events. All statements other than statements of historical fact included in this release are forward-looking statements. These forward-looking statements are based on the current beliefs and expectations of the Company’s management and are subject to known and unknown risks and uncertainties. Forward-looking statements, which address the Company’s expected business and financial performance and financial condition, among other matters, contain words such as: “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “may,” “will,” “projects,” “could,” “should,” “would,” “seek,” “forecast,” or other similar expressions.

Forward-looking statements, by their nature, address matters that are, to different degrees, uncertain. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements.

Forward-looking statements involve a number of risks and uncertainties, and actual results or events may differ materially from those projected or implied in those statements. Factors that could cause actual results or events to differ materially from these forward-looking statements include, but are not limited to:

•	the Company’s ability to comply with the continued listing standards of Nasdaq, remain listed on Nasdaq, and make periodic filings with the SEC;

•	risks from health epidemics, natural disasters, terrorism, and other catastrophic events;

•	external economic forces and conditions that could have a material adverse impact on the Company’s advertising revenues and results of operations;

•	adverse effects of inflation;

•	the ability of the Company’s stations to compete effectively in their respective markets for advertising revenues;

•	the ability of the Company to develop compelling and differentiated digital content, products and services;

•	audience acceptance of the Company’s content, particularly its audio programs;

•	the ability of the Company to adapt or respond to changes in technology, standards and services that affect the audio industry;

•	the Company’s dependence on federally issued licenses subject to extensive federal regulation;

•	actions by the Federal Communications Commission (“FCC”) or new legislation affecting the audio industry;

•	increases to royalties the Company pays to copyright owners or the adoption of legislation requiring royalties to be paid to record labels and recording artists;

•	the Company’s dependence on selected market clusters of stations for a material portion of its net revenue;

•	credit risk on the Company’s accounts receivable;

•	the risk that the Company’s FCC licenses could become impaired;

•	the Company’s substantial debt levels and the potential effect of restrictive debt covenants on the Company’s operational flexibility and ability to pay dividends;

•	risks related to the 2027 PIK Notes;

•	the Company’s ability to comply with debt covenants and service its debt;

•	impacts to the value of collateral assets;

•	the potential effects of hurricanes, extreme weather and other climate change conditions on the Company’s corporate offices and stations;

•	the failure or destruction of the internet, satellite systems and transmitter facilities that the Company depends upon to distribute its programming;

•	modifications or interruptions of the Company’s information technology infrastructure and information systems;

•	the loss of key executives and other key employees;

•	the Company’s ability to identify, consummate and integrate acquired businesses and stations;

•	the fact that the Company is controlled by the Beasley family, which creates difficulties for any attempt to gain control of the Company; and

•	other economic, business, competitive, and regulatory factors affecting the businesses of the Company, as discussed in more detail in the Company’s filings with the SEC.

Although the Company believes the expectations reflected in any of its forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of its forward-looking statements. The Company does not intend, and undertakes no obligation, to update any forward-looking statement.

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